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                          AGREEMENT AND PLAN OF MERGER



                             DATED AS OF MAY 3, 1999



                                 BY AND BETWEEN



                           CITIZENS BANCSHARES COMPANY



                                       AND



                           MBLA FINANCIAL CORPORATION








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



                                TABLE OF CONTENTS
                                                                        PAGE NO.

Introductory Statement.........................................................4

ARTICLE I
      THE MERGER...............................................................4
      ----------
      Section 1.1.  Structure of the Merger....................................4
                    -----------------------
      Section 1.2.  Effect on Outstanding Shares of MBLA Common Stock..........4
                    -------------------------------------------------
      Section 1.3.  Exchange Procedures........................................6
                    -------------------
      Section 1.4.  Effect on Outstanding Shares of Acquisition Sub
                    -----------------------------------------------
                    Common Stock...............................................7
                    ------------
      Section 1.5.  Stock Options..............................................7
                    -------------
      Section 1.6.  Bank Merger................................................8
                    -----------
      Section 1.7.  Directors and Officers of MBLA at Effective Time...........8
                    ------------------------------------------------
      Section 1.8.  Alternative Structure......................................8
                    ---------------------
      Section 1.9.  Certificate of Incorporation and Bylaws of the Surviving
                    --------------------------------------------------------
                    Corporation................................................8
                    -----------

ARTICLE II
      REPRESENTATIONS AND WARRANTIES...........................................8
      ------------------------------
      Section 2.1.  Disclosure Letters.........................................8
                    ------------------
      Section 2.2.  Standards..................................................9
                    ---------
      Section 2.3.  Representations and Warranties of MBLA.....................9
                    --------------------------------------
      Section 2.4.  Representations and Warranties of Citizens................23
                    ------------------------------------------
ARTICLE III
      CONDUCT PENDING THE MERGER..............................................26
      --------------------------
      Section 3.1.  Conduct of MBLA's Business Prior to the Effective Time....26
                    ------------------------------------------------------
      Section 3.2.  Forbearance by MBLA.......................................27
                    -------------------
      Section 3.3.  Conduct of Citizens's Business Prior to the Effective
                    -----------------------------------------------------
                    Time......................................................30
                    ----

ARTICLE IV
      COVENANTS...............................................................30
      ---------
      Section 4.1.  Acquisition Proposals.....................................30
                    ---------------------
      Section 4.2.  Certain Policies of MBLA..................................31
                    ------------------------
      Section 4.3.  Access and Information....................................32
                    ----------------------
      Section 4.4.  Certain Filings, Consents and Arrangements................33
                    ------------------------------------------
      Section 4.5.  Antitakeover Provisions...................................33
                    -----------------------
      Section 4.6.  Additional Agreements.....................................33
                    ---------------------
      Section 4.7.  Publicity.................................................33
                    ---------
      Section 4.8.  Stockholders Meetings.....................................33
                    ---------------------
      Section 4.9.  Proxy Statement...........................................34
                    ---------------
      Section 4.10. Notification of Certain Matters...........................34
                    -------------------------------
      Section 4.11. Employees, Directors and Officers.........................34
                    ---------------------------------
      Section 4.12. Indemnification...........................................35
                    ---------------
      Section 4.13. Year 2000.................................................37
                    ---------

ARTICLE V
      CONDITIONS TO CONSUMMATION..............................................37
      --------------------------
      Section 5.1.  Conditions to Each Party's Obligations....................37
                    --------------------------------------
      Section 5.2.  Conditions to the Obligations of Citizens and
                    ---------------------------------------------
                    Citizens Bank.............................................38
                    -------------
      Section 5.3.  Conditions to the Obligations of MBLA and Macon Building
                    --------------------------------------------------------
                    & Loan....................................................38
                    ------

ARTICLE VI
      TERMINATION.............................................................39
      -----------
      Section 6.1.  Termination...............................................39
                    -----------
      Section 6.2.  Termination Fee...........................................40
                    ---------------
      Section 6.3   Effect of Termination.....................................40
                    ---------------------

ARTICLE VII
      CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME..............................41
      ------------------------------------------
      Section 7.1.  Effective Date and Effective Time.........................41
                    ---------------------------------
      Section 7.2.  Deliveries at the Closing.................................41
                    -------------------------

ARTICLE VIII
      CERTAIN OTHER MATTERS...................................................41
      ---------------------
      Section 8.1.  Certain Definitions; Interpretation.......................41
                    -----------------------------------
      Section 8.2.  Survival..................................................42
                    --------
      Section 8.3.  Waiver; Amendment.........................................42
                    -----------------
      Section 8.4.  Counterparts..............................................42
                    ------------
      Section 8.5.  Governing Law.............................................42
                    -------------
      Section 8.6.  Expenses..................................................42
                    --------
      Section 8.7.  Notices...................................................42
                    -------
      Section 8.8.  Entire Agreement; etc.....................................43
                    ---------------------
      Section 8.9.  Successors and Assigns; Assignment........................43
                    ----------------------------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


            This is an AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of May, 1999 ("AGREEMENT"), by and between Citizens Bancshares Company, a Missouri corporation ("CITIZENS"), and MBLA Financial Corporation, a Delaware corporation ("MBLA").

                             INTRODUCTORY STATEMENT

            The Board of Directors of each of Citizens and MBLA (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of Citizens and MBLA, respectively, and in the best interests of their respective stockholders and
(ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

            Citizens and MBLA desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

            In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   THE MERGER
                                   ----------


            Section 1.1. Structure of the Merger. Prior to the Effective Date
                         -----------------------
(as defined in SECTION 7.1), Citizens will form a Delaware corporation that will be a wholly-owned subsidiary of Citizens ("ACQUISITION SUB"). On the Effective Date, Acquisition Sub will merge with and into MBLA ("MERGER"), with MBLA being the surviving entity, pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall cease. MBLA shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. From and after the Effective Time (as defined in SECTION 7.1), MBLA shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Acquisition Sub, all as more fully described in the DGCL.

            Section 1.2. Effect on Outstanding Shares of MBLA Common Stock.
                         -------------------------------------------------

            (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of MBLA ("MBLA COMMON STOCK") issued and outstanding at the Effective Time, other than Excluded Shares (as defined below), shall become and be converted into the right to receive $24.15 in cash, subject to adjustment as described below (the "MERGER CONSIDERATION").

                  "EXCLUDED SHARES" shall consist of (i) shares the holder of which pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "DISSENTERS' SHARES"), (ii) shares held directly or indirectly by Citizens (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (iii) shares held by MBLA as treasury stock.

            (b) The Merger Consideration shall be increased or decreased, as the case may be, by an amount equal to the Net Worth (as defined below) of MBLA as of the last day of the month prior to the month in which the Effective Time shall occur minus the sum of $28,390,000 and the Excess Transaction Costs (as hereinafter defined) divided by the sum of the number of shares of MBLA Common Stock issued and outstanding on the Effective Date and the number of shares of MBLA Common Stock subject to MBLA Options (as defined in SECTION 1.5) on the Effective Date. "NET WORTH" shall mean the consolidated stockholders' equity of MBLA calculated in accordance with generally accepted accounting principles, consistently applied ("GAAP"), excluding any changes in unrealized gain on securities available for sale after December 31, 1998 and any reductions for attorneys' fees up to $75,000 incurred after March 16, 1999 relating to the transactions contemplated by this Agreement and financial advisors' fees up to $300,000. Furthermore, Net Worth shall be exclusive of the effect of any payments made or expenses incurred under the terms of existing employment agreements (solely with respect to termination payments and post-termination benefits), existing salary continuation agreements, existing director retirement plans or with respect to the termination of any existing data processing contract, each as identified in MBLA's Disclosure Letter (as defined in SECTION 2.1). "EXCESS TRANSACTION COSTS" shall mean the sum of the following items: (i) the amount, if any, by which attorneys' fees incurred by MBLA after March 16, 1999 and on or prior to the Effective Date in connection with the transactions contemplated by this Agreement exceed $75,000; and (ii) the amount, if any, by which financial advisor's fees incurred by MBLA on or prior to the Effective Date exceed $300,000, in each case only to the extent that such Excess Transaction Costs are not reflected in the Net Worth of MBLA.

            (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of MBLA Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect such change in the number of outstanding shares.

            (d) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto.

            Section 1.3.  Exchange Procedures.
                          -------------------

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") shall be mailed as soon as reasonably practicable after the Effective Time, and in no event later than 5 business days thereafter, to each holder of record of MBLA Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of MBLA Common Stock to be converted thereby.

            (b) At and after the Effective Time, each certificate ("MBLA CERTIFICATE") previously representing shares of MBLA Common Stock (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of MBLA Common Stock previously represented by the MBLA Certificate.

            (c) Prior to the Effective Time, Citizens shall deposit, or shall cause to be deposited, in a segregated account with Citizens Bank, which shall act as exchange agent ("EXCHANGE AGENT") for the benefit of the holders of shares of MBLA Common Stock, for exchange in accordance with this SECTION 1.3, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid with respect to the outstanding shares of MBLA Common Stock pursuant to
SECTION 1.2.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the MBLA Certificates shall pass, only upon delivery of the MBLA Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Citizens may reasonably determine and
(iii) include instructions for use in effecting the surrender of the MBLA Certificates in exchange for the Merger Consideration. Upon the proper surrender of the MBLA Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such MBLA Certificates shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to
SECTION 1.2. MBLA Certificates so surrendered shall forthwith be canceled. As soon as practicable, but no later than 10 business days following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall issue a check as provided herein. If there is a transfer of ownership of any shares of MBLA Common Stock not registered in the transfer records of MBLA, the Merger Consideration shall be issued to the transferee thereof if the MBLA Certificates representing such MBLA Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Citizens and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) From and after the Effective Time there shall be no transfers on the stock transfer records of MBLA of any shares of MBLA Common Stock. If, after the Effective Time, MBLA Certificates are presented to Citizens, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.3.


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



            (f) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 1.2 that remains unclaimed by the stockholders of MBLA for 12 months after the Effective Time shall be repaid by the Exchange Agent to Citizens upon the written request of Citizens. After such request is made, any stockholders of MBLA who have not theretofore complied with this SECTION 1.3 shall look only to Citizens for the Merger Consideration deliverable in respect of each share of MBLA Common Stock such stockholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding MBLA Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Citizens (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of MBLA Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) Citizens and the Exchange Agent shall be entitled to rely upon MBLA's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any MBLA Certificate, Citizens and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (h) If any MBLA Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such MBLA Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such MBLA Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed MBLA Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

            Section 1.4.  Effect on Outstanding Shares of Acquisition Sub Common
                          ------------------------------------------------------
Stock. By virtue of the Merger, automatically and without any action on the part
-----
of the holder thereof, each share of Common Stock of Acquisition Sub issued and outstanding at the Effective Time shall be converted into one share of the Common Stock of MBLA, as the surviving corporation.

            Section 1.5.  Stock Options. At the Effective Time, each option to
                          -------------
acquire shares of MBLA Common Stock (an "MBLA OPTION") granted pursuant to the 1993 Incentive Stock Option Plan and the 1993 Stock Option Plan for Outside Directors (together, the "MBLA OPTION PLANS") that is then outstanding and unexercised shall be canceled, and in lieu thereof the holders of such options shall be paid in cash an amount equal to the product of (i) the number of shares of MBLA Common Stock subject to such option at the Effective Time and (ii) an amount equal to the excess of the Merger Consideration over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. At the Effective Time the MBLA Option Plans shall be deemed terminated.

            Section 1.6. Bank Merger. Concurrently with or as soon as
                         -----------
practicable after the execution and delivery of this Agreement, Citizens Bank and Trust Company ("CITIZENS BANK"), a wholly-owned subsidiary of Citizens, and Macon Building and Loan Association, F.A. ("MACON BUILDING & LOAN"), a wholly-owned subsidiary of MBLA, shall enter into the Plan of Bank Merger, in the form attached hereto as EXHIBIT A, pursuant to which the merger of Macon
                            ---------
Building & Loan with and into Citizens Bank ("BANK MERGER") will be effected. The parties hereto intend that the Bank Merger shall become effective on the Effective Date and shall take all actions necessary or appropriate to cause the Bank Merger to become effective immediately following the Effective Time.

            Section 1.7.  Directors and Officers of MBLA at Effective Time. At
                          ------------------------------------------------
the Effective Time, the directors and officers of MBLA shall consist of the directors and officers of Acquisition Sub serving immediately prior to the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the surviving corporation until their respective successors are duly elected or appointed and qualified.

            Section 1.8.  Alternative Structure. Notwithstanding anything to the
                          ---------------------
contrary contained in this Agreement, prior to the Effective Time, Citizens may specify that the structure of the transactions contemplated hereby be revised and the parties shall enter into such alternative transactions as Citizens may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or the treatment of MBLA Options or the economic benefits of the transactions contemplated hereby to the holders of MBLA Common Stock, (ii) diminish the benefits to be received by the directors, officers or employees of MBLA or Macon Building & Loan as set forth in or as contemplated by this Agreement, or (iii) materially impede or delay the receipt of any approval referred to in this Agreement. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

            Section 1.9.  Certificate of Incorporation and Bylaws of the
                          ----------------------------------------------
Surviving Corporation. The Certificate of Incorporation and Bylaws of MBLA in
---------------------
effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the surviving corporation from and after the Effective Time until amended as provided by law.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

            Section 2.1. Disclosure Letters. Prior to the execution and delivery
                         ------------------
of this Agreement, MBLA and Citizens have each delivered to the other a letter (each, its "DISCLOSURE LETTER") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate);

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



PROVIDED, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by
SECTION 2.2 and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in SECTION 2.2(B)).

            Section 2.2.  Standards.
                          ---------

            (a) No representation or warranty of MBLA or Citizens contained in SECTIONS 2.3 or 2.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of SECTIONS 2.3 or 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. MBLA's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken pursuant to this Agreement or in compliance with a written request of Citizens.

            (b) As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of MBLA or Citizens, as the context may dictate, and its Subsidiaries (as defined herein) taken as a whole; PROVIDED, HOWEVER, that any such effect resulting from any (A) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both Citizens and Citizens Bank and MBLA and Macon Building & Loan, as the case may be, or to similarly situated financial and/or depository institutions or (B) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of a representation or warranty contained in SECTIONS 2.3(A)(I),
(III) and (IV), SECTION 2.3(B), SECTION 2.3(C), the first sentence of SECTION 2.3(I), SECTION 2.3(T), SECTIONS 2.4(A)(I) and (IV), SECTION 2.4(B), the last sentence of each of SECTION 2.3(E) or SECTION 2.4(C) or the second sentence of each of SECTION 2.3(F)(I) or SECTION 2.4(D)(I) to be true and correct in all material respects.

            (c) For purposes of this Agreement, "KNOWLEDGE" shall mean, with respect to a party hereto, actual knowledge of any of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than vice president.

            Section 2.3.  Representations and Warranties of MBLA. Subject to
                          --------------------------------------
SECTIONS 2.1 and 2.2, MBLA represents and warrants to Citizens that, except as disclosed in MBLA's Disclosure Letter:

            (a)   Organization.
                  ------------

                  (i) MBLA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). Macon Building & Loan is a stock savings association duly organized, validly existing and in good standing under the laws of the United States of America and is a wholly-owned Subsidiary (as defined below) of MBLA. Each Subsidiary of MBLA other than Macon Building & Loan is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of MBLA and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

                  (ii) MBLA and each of its Subsidiaries has the requisite corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) MBLA's Disclosure Letter sets forth all of MBLA's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which MBLA owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of MBLA's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. MBLA owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of MBLA other than Macon Building & Loan is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of MBLA's Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by MBLA or a Subsidiary of MBLA free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of Macon Building & Loan are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

            (b)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of MBLA consists of 2,500,000 shares of MBLA Common Stock and 500,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement (A) 1,247,021 shares of MBLA Common Stock were issued and outstanding, (B) no shares of MBLA preferred stock were issued and outstanding, (C) no shares of MBLA Common Stock were reserved for issuance, except that 78,225 shares of MBLA Common Stock were reserved for issuance pursuant to the MBLA Option Plans, (D) no shares of MBLA preferred stock were reserved for issuance and (E) 518,190 shares of MBLA Common Stock were held by MBLA in its treasury or by its Subsidiaries. The authorized capital stock of Macon Building & Loan consists of 1,000,000 shares of common stock, par value $1.00 per share, and 200,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by MBLA. All outstanding shares of capital stock of MBLA and Macon Building & Loan are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares of MBLA held by MBLA in its treasury or by its Subsidiaries and shares of Macon Building & Loan, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. MBLA's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase MBLA Common Stock that have been granted pursuant to the MBLA Option Plans, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

                  (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote of MBLA are issued or outstanding.

                  (iii) As of the date of this Agreement, except for options granted pursuant to the MBLA Option Plans, neither MBLA nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating MBLA or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of MBLA or any of its Subsidiaries or obligating MBLA or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of MBLA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of MBLA or any of its Subsidiaries.

            (c)   Authority.
                  ---------

                  (i) MBLA has all requisite corporate power and authority to enter into this Agreement, and, subject to approval of this Agreement by the requisite vote of MBLA's stockholders and receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by MBLA's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of MBLA. This Agreement has been duly and validly executed and delivered by MBLA and constitutes a valid and binding obligation of MBLA, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) Macon Building & Loan has all requisite corporate power and authority to enter into the Plan of Bank Merger and, subject to approval of the Plan of Bank Merger by MBLA as the sole stockholder of Macon Building & Loan and the receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate actions on the part of Macon Building & Loan. The Plan of Bank Merger, upon execution and delivery by Macon Building & Loan, will be duly and validly executed and delivered by Macon Building & Loan and will constitute a valid and binding obligation of Macon Building & Loan, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (d) Stockholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of MBLA Common Stock entitled to vote on this Agreement is the only vote of the stockholders of MBLA required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. MBLA has received the written opinion of Manchester Partners, L.L.C., a division of D.R. Hancock & Co., to the effect that, as of the date hereof, the Merger Consideration to be received by MBLA's stockholders is fair, from a financial point of view, to such stockholders.

            (e) No Violations; Consents. The execution, delivery and performance of this Agreement by MBLA do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined in SECTION 2.4(C)) and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which MBLA or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of MBLA or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of MBLA or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which MBLA or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by MBLA and Macon Building & Loan of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to SECTION 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of MBLA Common Stock entitled to vote thereon, (y) the approval of MBLA as the sole stockholder of Macon Building & Loan and (z) the consent of the Office of Thrift Supervision ("OTS"). As of the date hereof, the executive officers of MBLA know of no reason pertaining to MBLA why any of the approvals referred to in this SECTION 2.3(E) should not be obtained without the imposition of any material condition or restriction described in the last sentence of SECTION 5.1(B).

            (f)   Reports and Financial Statements.
                  --------------------------------

                  (i) MBLA and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1994 with (a) the FDIC, (b) the OTS, (c) the National Association of Securities Dealers, Inc. ("NASD") and (d) the Securities and Exchange Commission ("SEC") (collectively, "MBLA'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of MBLA's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of MBLA's Reports filed with the SEC complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of MBLA included in MBLA's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the SEC). Each of the consolidated statements of condition contained or incorporated by reference in MBLA's Reports (including in each case any related notes and schedules) and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in MBLA's Reports (including in each case any related notes and schedules) fairly presented (a) the financial position of the entity or entities to which it relates as of its date and (b) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

            (g)  Absence of Certain Changes or Events. Except as disclosed in
                 ------------------------------------
MBLA's Reports filed on or prior to the date of this Agreement, since June 30, 1998, (i) MBLA and its

Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) MBLA and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any Material Adverse Effect with respect to MBLA and its Subsidiaries, taken as a whole, (iv) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by MBLA or any of its Subsidiaries to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business, (v) neither MBLA nor any of its Subsidiaries has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, and (vi) there has been no change in any accounting principles, practices or methods of MBLA or any of its Subsidiaries other than as required by GAAP.

            (h) Absence of Claims. No litigation, controversy, claim, action,
                -----------------
suit or other legal administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against MBLA or any of its Subsidiaries and no such litigation, controversy, claim, action, suit or proceeding has been threatened. To the knowledge of MBLA, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against MBLA or any of its Subsidiaries.

            (i) Absence of Regulatory Actions. Since June 30, 1994, neither MBLA
                -----------------------------
nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("GOVERNMENT REGULATORS"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking. There is no unresolved violation, criticism or exception by any Government Regulators with respect to any report or statement relating to any examinations of MBLA or any of its Subsidiaries.

            (j) Taxes. All federal, state, local and foreign tax returns
                -----
required to be filed by or on behalf of MBLA or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by MBLA or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on MBLA's balance sheet (in accordance with GAAP). For purposes of this SECTION 2.3(J), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of MBLA or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where MBLA or any of its Subsidiaries do not file tax returns that MBLA or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to MBLA or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on MBLA's balance sheet (in accordance with GAAP). MBLA and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. MBLA and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and MBLA and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Internal Revenue Code (the "IRC") and similar applicable state and local information reporting requirements.

            (k)   Agreements.
                  ----------

                  (i) MBLA and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in MBLA's Reports. Neither MBLA nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (including data processing and software programming contracts) not terminable on 60 days' or less notice, (B) agreement with any present or former director, officer or employee of MBLA or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving MBLA or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of MBLA or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of MBLA or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, MBLA (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency) or (F) any lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $5,000 on an annual basis. To the knowledge of MBLA, each of the agreements and other documents referenced in MBLA's Disclosure Letter with respect to this SECTION 2.3(K)(I) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability to general principles of equity, whether applied in a court of law or a court of equity. MBLA has previously delivered to Citizens true and complete copies of each agreement and other documents referenced in MBLA's Disclosure Letter with respect to this
SECTION 2.3(K)(I).

                  (ii) Neither MBLA nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of MBLA, no other party to any such agreement (excluding any loan or extension of credit made by MBLA or any of its Subsidiaries) is in default in any respect thereunder.

                  (iii) MBLA and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither MBLA nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of MBLA and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

            (l) Labor Matters. MBLA and its Subsidiaries are in material
                -------------
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither MBLA nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is MBLA or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving MBLA or any of its Subsidiaries pending or threatened.

            (m) Employee Benefit Plans. MBLA's Disclosure Letter contains a
                ----------------------
complete and accurate list of all written or oral pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, funds, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of MBLA or any of its Subsidiaries (hereinafter collectively referred to as the "MBLA EMPLOYEE PLANS"). Prior to the date hereof, MBLA has provided to Citizens true and complete copies of each of the MBLA Employee Plans, any related trust agreements and any amendments thereto, together with the most recent determination letters issued by the IRS with respect to any qualified plans and the most recent actuarial valuation report, Form 5500 and summary plan description for each MBLA Employee Plan. All of the MBLA Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; with respect to the MBLA Employee Plans, no event has occurred that would subject MBLA or any of its Subsidiaries to a material liability under ERISA, the IRC or any other applicable law; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon MBLA or any of its Subsidiaries; and all required contributions to the MBLA Employee Plans through the date hereof have been made. Neither MBLA nor any of its Subsidiaries has provided, or is required to provide, security to any MBLA pension plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither MBLA, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. There is no pending or threatened litigation, administrative action or proceeding relating to any MBLA Employee Plan. There has been no announcement or commitment by MBLA or any of its Subsidiaries to create an additional MBLA Employee Plan, or to amend any MBLA Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such MBLA Employee Plan; and, except as specifically identified in MBLA's Disclosure Letter, MBLA and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any MBLA Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by MBLA or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any MBLA Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (n) Title to Assets. MBLA's Disclosure Letter contains a complete
                ---------------
and accurate list of all real property owned or leased by MBLA or any of its Subsidiaries, including all properties of MBLA or any of its Subsidiaries classified as "Real Estate Owned" or words of similar import (the "REAL PROPERTY"). To the knowledge of MBLA, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way. MBLA and each of its Subsidiaries have good and marketable title to their respective properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, reflected on the consolidated financial statements of MBLA as of June 30, 1998, or acquired after such date, other than such items of personal property as have been disposed of in the ordinary course of business since June 30, 1998, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease pursuant to which MBLA or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither MBLA nor any of its Subsidiaries, nor any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of MBLA and each of its

Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by MBLA to be adequate for the current business of MBLA and its Subsidiaries.

            (o) Compliance with Laws. MBLA and each of its Subsidiaries has all
                --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies (each, a "GOVERNMENTAL ENTITY") that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of MBLA, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of MBLA have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither MBLA nor any of its Subsidiaries are in material violation of, is, to the knowledge of MBLA, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

            (p) Fees. Other than financial advisory services performed for MBLA
                ----
by Manchester Partners, L.L.C., neither MBLA nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for MBLA or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. MBLA has provided Citizens with a true and correct copy of the contract between MBLA and Manchester Partners, L.L.C.

            (q) Environmental Matters. There is no suit, claim, action, demand,
                ---------------------
executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against MBLA or any of its Subsidiaries for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law (as defined below) or relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries. To MBLA's knowledge, the properties currently owned or operated by MBLA or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law. Neither MBLA nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive, request or other communication (written or oral) for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law. To MBLA's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by MBLA or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by MBLA or any of its Subsidiaries. To MBLA's knowledge, during the period of MBLA's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there has been
                                      18
no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To MBLA's knowledge, prior to the period of MBLA's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

            "ENVIRONMENTAL LAW" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

            "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

            (r)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each loan owned by MBLA or its Subsidiaries in whole or in part, to MBLA's knowledge (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, (B) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file and (C) MBLA or one of its Subsidiaries is the sole holder of legal and beneficial title to each loan reflected in the consolidated financial statements of MBLA except as otherwise disclosed in the applicable loan file or on the books and records of MBLA and its Subsidiaries.

                  (ii) The allowance for loan losses reflected in MBLA's statement of financial condition at December 31, 1998 was, and the allowance for possible losses shown on the balance sheets in MBLA's Reports for periods ending after December 31, 1998 will be, in the opinion of management, adequate to provide for losses inherent in MBLA's loan portfolio.

                  (iii) MBLA's Disclosure Letter sets forth a true and complete listing, as of March 31, 1999, of (A) all loans, leases, advances, credit enhancements, guarantees, other extensions of credit, commitments and interest-bearing assets of MBLA and its Subsidiaries (collectively, "LOANS") that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof; (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) where a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof; and (C) Loans with any director, executive officer or five percent or greater stockholder of MBLA or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, including the amounts thereof. To the knowledge of MBLA, neither MBLA nor any of its Subsidiaries is a party to any Loan that is in violation of any law, regulation or rule of any Governmental entity. Any asset of MBLA or any of its Subsidiaries that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of MBLA or any of its Subsidiaries is listed in MBLA's Disclosure Letter and is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean within the past 12 months.

            (s) Deposits. None of the deposits of MBLA or any of its
                --------
Subsidiaries is a "brokered" deposit.

            (t) Anti-takeover Provisions Inapplicable. MBLA and its Subsidiaries
                -------------------------------------
have taken all actions required to exempt MBLA, Citizens, Acquisition Sub, Citizens Bank, the

Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (u) Material Interests of Certain Persons. No officer or director of
                -------------------------------------
MBLA, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of MBLA or any of its Subsidiaries.

            (v) Insurance. In the opinion of management, MBLA and its
                ---------
Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by MBLA and its Subsidiaries are in full force and effect, MBLA and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (w)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) Except for investments in Federal Home Loan Bank ("FHLB") Stock, pledges to secure FHLB borrowings, and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of MBLA at December 31, 1998, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1998, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except for adjustable-rate mortgage loans and adjustable-rate advances, neither MBLA nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (a) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (b) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (x) Indemnification. Except as provided in the certificate of
                ---------------
incorporation or bylaws of MBLA and the similar governing documents of its Subsidiaries, neither MBLA nor any Subsidiary is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of MBLA and, to the best knowledge of MBLA, there are no claims for which any such person would be entitled to indemnification under the organization certificate of incorporation or bylaws of MBLA or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

            (y) Books and Records. The books and records of MBLA and its
                -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (z) Corporate Documents. Complete and correct copies of the
                -------------------
certificate of incorporation, bylaws and similar governing documents of MBLA and each of MBLA's Subsidiaries, as in effect as of the date of this Agreement, have previously been delivered to Citizens. The minute books of MBLA and Macon Building & Loan constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. The minute books of each of MBLA's other Subsidiaries constitutes a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

            (aa) Year 2000 Matters. MBLA and its Subsidiaries have completed a
                 -----------------
review of their computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believe they have identified all such Year 2000 problems. MBLA's management has developed and commenced implementation of a plan which is designed to complete any required initial changes to the computer systems of MBLA and its Subsidiaries and to complete testing of those changes by June 30, 1999 (the "Year 2000 Plan"), a true and complete copy of which has been provided to Citizens. Between the date of this Agreement and the Effective Time, MBLA shall use commercially practicable efforts to implement and/or continue to undertake its Year 2000 Plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on MBLA and its Subsidiaries, taken as a whole.

            (bb) Proxy Statement. The information regarding MBLA to be included
                 ---------------
in the proxy statement to be filed with the SEC by MBLA under the Exchange Act and distributed in connection with MBLA's meeting of stockholders to vote upon this Agreement and the Merger (as amended or supplemented from time to time, the "PROXY STATEMENT") will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (cc) Community Reinvestment Act Compliance. Macon Building & Loan is
                 -------------------------------------
in material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and Macon Building & Loan currently has a CRA rating of satisfactory or better. To MBLA's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause Macon Building & Loan to fail to comply with such provisions or cause the CRA rating of Macon Building & Loan to fall below satisfactory.

            (dd) Undisclosed Liabilities. As of the date hereof, MBLA and its
                 -----------------------
Subsidiaries have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for
(i) liabilities reflected on or reserved against in the consolidated financial statements of MBLA as of December 31, 1998, (ii) liabilities incurred since December 31, 1998 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on MBLA and its Subsidiaries, taken as a whole, and (iii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with a proposed sale or merger of MBLA.

            Section 2.4.  Representations and Warranties of Citizens. Subject to
                          ------------------------------------------
SECTIONS 2.1 and 2.2, Citizens represents and warrants to MBLA that, except as specifically disclosed in Citizens's Disclosure Letter:

            (a)   Organization.
                  ------------

                  (i) Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is registered as a bank holding company under the Bank Holding Company Act, as amended ("BCHA"). Citizens Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Missouri and is a Subsidiary of Citizens. Each Subsidiary of Citizens other than Citizens Bank is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Citizens and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (ii) Citizens and each of its Subsidiaries has the requisite corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) All of the shares of capital stock of Citizens Bank are fully paid, nonassessable and not subject to any preemptive rights and (except for directors' qualifying shares) are owned by Citizens free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of Citizens Bank are insured by the Bank Insurance Fund of the FDIC to the extent provided in the FDIA.

            (b)   Authority.
                  ---------

                  (i) Citizens has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Citizens. This Agreement has been duly and validly executed and delivered by Citizens and constitutes a valid and binding obligation of Citizens, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) Citizens Bank has all requisite corporate power and authority to enter into the Plan of Bank Merger and, subject to approval of the Plan of Bank Merger by the stockholders of Citizens Bank and the receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and, subject to the approval of the stockholders of Citizens Bank, the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of Citizens Bank. The Plan of Bank Merger, upon execution and delivery by Citizens Bank, will be duly and validly executed and delivered by Citizens Bank and will constitute a valid and binding obligation of Citizens Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (c) No Violations; Consents. The execution, delivery and performance
                -----------------------
of this Agreement by Citizens do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Citizens or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation or bylaws of Citizens or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Citizens or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Citizens or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by Citizens and Citizens Bank of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to SECTION 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (x) the approval of Citizens as the sole shareholder of Acquisition Sub, (y) the approval of the shareholders of Citizens Bank, and (z) the approval of the Board of Governors of the Federal Reserve System ("FRB") under the BHCA, the approval of the Missouri Division of Finance under Chapter 362 of the Missouri Revised Statutes, and the approval of the FDIC under Section 18(c) of the FDIA (collectively, the "REQUISITE REGULATORY APPROVALS"). As of the date hereof, the executive officers of Citizens know of no reason pertaining to Citizens why any of the approvals referred to in this SECTION 2.4(C) should not be obtained without the imposition of any material condition or restriction described in the last sentence of SECTION 5.1(B).
                                      24

            (d)   Reports and Financial Statements.
                  --------------------------------

                  (i) Citizens and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1996 with (a) the FDIC, (b) the FRB and (c) the Missouri Division of Finance (collectively, "CITIZENS' REPORTS") and, to Citizens' knowledge, have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of Citizens' Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The financial statements of Citizens, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). The consolidated statements of condition at December 31, 1998 and 1997 (including in each case any related notes and schedules) and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, for the years ended December 31, 1998, 1997 and 1996 (including in each case any related notes and schedules) fairly presented (a) the financial position of the entity or entities to which it relates as of its date and (b) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein.

            (e) Absence of Certain Changes or Events. Except as disclosed in
                ------------------------------------
Citizens' Reports filed on or prior to the date of this Agreement, since December 31, 1998, there has not been any Material Adverse Effect with respect to Citizens and its Subsidiaries, taken as a whole, that would reasonably be expected to prevent or adversely affect the ability of Citizens to obtain the Requisite Regulatory Approvals.

            (f) Absence of Claims. No litigation, proceeding, controversy, claim
                -----------------
or action before any court or governmental agency is pending or has been threatened against Citizens or any of its Subsidiaries that would reasonably be expected to prevent or adversely affect or which seeks to prohibit the consummation of the transactions contemplated by this Agreement.

            (g) Absence of Regulatory Actions. Neither Citizens nor any of its
                -----------------------------
Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

            (h) Year 2000 Matters. Citizens has completed a review of its
                -----------------
computer systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all Year 2000 problems. Citizens' management has developed and commenced implementation of a plan which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by December 31, 1999. Between the date of this Agreement and the Effective Time, Citizens shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues are not reasonably expected to prevent or adversely affect the ability of Citizens to obtain the Requisite Regulatory Approvals.

            (i) Proxy Statement. The information regarding Citizens provided to
                ---------------
MBLA by Citizens for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (j) Community Reinvestment Act Compliance. Citizens' depository
                -------------------------------------
institution Subsidiaries are each in material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and each currently has a CRA rating of satisfactory or better. To Citizens' knowledge, there is no fact or circumstance or set of facts or circumstances that would cause any of its depository institution Subsidiaries to fail to comply with such provisions or cause the CRA rating of any such institution to fall below satisfactory.

            (k) Availability of Funds. Citizens has received a written loan
                ---------------------
commitment for, or has readily available to it, sufficient funds to satisfy its obligations under Article I of this Agreement.


                                   ARTICLE III
                           CONDUCT PENDING THE MERGER
                           --------------------------

            Section 3.1. Conduct of MBLA's Business Prior to the Effective Time.
                         ------------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, MBLA shall, and shall cause its Subsidiaries to, use its best efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of MBLA or Citizens to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of MBLA, Macon Building & Loan, Citizens or Citizens Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on MBLA or Macon Building & Loan, (vi) continue to implement its Year 2000 Plan in accordance with its terms, (vii) maintain insurance in such amounts and against such risks and losses as are customary for companies engaged in a similar business, (viii) confer on a regular and frequent basis with one or more representatives of Citizens to discuss, subject to applicable law, material operational matters and the general status of the ongoing operations of MBLA and its Subsidiaries, (ix) promptly notify Citizens of any significant change in its business, properties, assets, condition (financial or otherwise) or results of operations, and (x) promptly provide Citizens with copies of all filings made by MBLA or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            Section 3.2. Forbearance by MBLA. Without limiting the covenants set
                         -------------------
forth in SECTION 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, MBLA shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Citizens:

            (a) unless required by applicable law or regulation or regulatory directive, change any provisions of the certificate of incorporation or bylaws of MBLA or the similar governing documents of its Subsidiaries;

            (b) issue, deliver or sell any shares of its capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock or change the terms of any of its outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of MBLA except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, or split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

            (c) other than regular semi-annual dividends not in excess of $0.30 per share of MBLA Common Stock, make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock. Subject to applicable regulatory restrictions, if any, Macon Building & Loan may pay a cash dividend that is, in the aggregate, sufficient to fund any dividend by MBLA permitted hereunder;

            (d) other than in the ordinary course of business consistent with past practice, (i) sell, transfer, assign, mortgage, encumber or otherwise dispose of any of its material properties, leases, assets or other rights or agreements to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of MBLA or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity;

            (e) except to the extent required by law or as specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice; pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any MBLA Employee Plan (as defined in SECTION 2.3(M)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; grant or award any stock options; make any discretionary contribution to any MBLA Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000; or enter into any employment contract or other agreement or arrangement with any director, officer or other employee;

            (f) except as contemplated by SECTION 4.2, change its method of accounting as in effect at March 31, 1999, except as required by changes in GAAP as concurred in by MBLA's independent auditors;

            (g) settle any claim, action or proceeding involving any liability of MBLA or any of its Subsidiaries for money damages in excess of $50,000 or impose material restrictions upon the operations of MBLA or any of its Subsidiaries;

            (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to MBLA, except in satisfaction of debts previously contracted;

            (i) except pursuant to commitments existing at the date hereof which have previously been disclosed to Citizens, other than in the ordinary course consistent with past practice, make any real estate loans secured by undeveloped land or real estate located outside the State of Missouri (other than real estate secured by one-to-four family homes) or make any construction loans (other than construction loans secured by one-to-four family homes) outside the State of Missouri;

            (j) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (k) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for MBLA's portfolio made in accordance with SECTION 3.2(L), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

            (l) make any investment in any debt security, including mortgage-backed and mortgage-related securities (other than U.S. government and U.S. government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the FHLB, in each case that are purchased in the ordinary course of business consistent with past practice), or materially restructure or change its investment securities portfolio, through purchases, sales or otherwise;

            (m) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by SECTION 3.2(N);

            (n) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed an aggregate of $300,000 with respect to any individual borrower or (B) loans or advances as to which MBLA has a binding obligation to make such loan or advances as of the date hereof;

            (o) incur any additional borrowings other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of MBLA or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder;

            (p) make any capital expenditures in excess of $20,000 per expenditure other than pursuant to binding commitments existing on the date hereof disclosed in the MBLA Disclosure Schedule and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (q) organize, capitalize, lend to or otherwise invest in any Subsidiary;

            (r) elect to any senior executive office any person who is not a member of the senior executive officer team of MBLA as of the date of this Agreement or elect to the Board of Directors of MBLA any person who is not a member of the Board of Directors of MBLA as of the date of this Agreement;

            (s) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

            (t)   enter into any new line of business;

            (u) take or omit to take any action that is intended or may reasonably be expected to result in any of MBLA's representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or which would make any of such representations and warranties untrue or incorrect in any material respect if made anew after taking such action;

            (v) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

            (w) make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or officer of MBLA or any of its Subsidiaries, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan; or

            (x) agree or make any commitment to take any action that is prohibited by this Section 3.2.

            In the event that Citizens does not respond in writing to MBLA within 5 business days of receipt by Citizens of a written request for MBLA to engage in any of the actions for which Citizens's prior written consent is required pursuant to this SECTION 3.2, Citizens shall be deemed to have consented to such action. Any request by MBLA or response thereto by Citizens shall be made in accordance with the notice provisions of SECTION 8.7, shall note that it is a request pursuant to this SECTION 3.2 and shall state that a failure to respond within 5 business days shall constitute consent.

            Section 3.3.  Conduct of Citizens' Business Prior to the Effective
                          ----------------------------------------------------
Time. Except as expressly provided in this Agreement, during the period from the
----
date of this Agreement to the Effective Time, Citizens shall, and shall cause its Subsidiaries to, use its best efforts to (i) take no action which would materially adversely affect or delay the ability of MBLA or Citizens to perform their respective covenants and agreements on a timely basis under this Agreement and (ii) take no action which would adversely affect or delay the ability of MBLA, Citizens, Macon Building & Loan or Citizens Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.


                                   ARTICLE IV
                                    COVENANTS
                                    ---------

            Section 4.1.  Acquisition Proposals. From and after the date hereof
                          ---------------------
until the termination of this Agreement, neither MBLA or Macon Building & Loan, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by MBLA or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this SECTION 4.1 shall prohibit the Board of Directors of MBLA from
(i) furnishing information to, or entering into discussions or negotiations with any, person or entity that makes an unsolicited written, bona fide proposal to acquire MBLA pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of MBLA receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to MBLA's stockholders and
(B) the Board of Directors of MBLA, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of MBLA to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "SUPERIOR PROPOSAL"), (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of MBLA, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of MBLA to comply with its fiduciary duties to stockholders under applicable law. MBLA shall notify Citizens orally and in writing of any Acquisition Proposal (including, without limitation, the terms and conditions of any such Acquisition Proposal and the identity of the person making such Acquisition Proposal) as promptly as practicable (but, in any event, no later than 24 hours) after the receipt thereof and shall keep Citizens informed of the status and details of any such Acquisition Proposal. For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any of the following (other than the transactions contemplated hereunder) involving MBLA or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of MBLA or Macon Building & Loan, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of MBLA or the filing of a registration statement under the Securities Act of 1933 in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            Section 4.2.  Certain Policies of MBLA.
                          ------------------------

            (a) At the request of Citizens, MBLA shall cause Macon Building & Loan to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received, and after receipt of written confirmation from Citizens that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Citizens Bank; PROVIDED, HOWEVER, that MBLA shall not be required to take such action more than 30 days prior to the Effective Date; and PROVIDED, FURTHER, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations. Notwithstanding the foregoing, Macon Building & Loan shall not be required to increase its levels of reserves pursuant to this SECTION 4.2 until after the Merger Consideration has been calculated in accordance with SECTION 1.2.

            (b) MBLA's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this SECTION 4.2. Citizens agrees to hold harmless, indemnify and defend MBLA and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with this SECTION 4.2.

            Section 4.3.  Access and Information. Upon reasonable notice, MBLA
                          ----------------------
shall (and shall cause its Subsidiaries to) afford Citizens and its representatives (including, without limitation, directors, officers and employees of Citizens and its affiliates and counsel, accountants and other professionals retained by Citizens) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to MBLA and its Subsidiaries as Citizens may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 4.3 shall affect or be deemed to modify any representation or warranty made herein. MBLA shall provide Citizens with true and complete copies of all financial and other information relating to the business or operations of MBLA and its Subsidiaries that is provided to directors of MBLA and Macon Building & Loan in connection with meetings of their Board of Directors of committees thereof. In furtherance, and not in limitation of the foregoing, MBLA shall make available to Citizens all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger. Citizens will not, and will cause its representatives not to, use any information obtained pursuant to this
SECTION 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Citizens will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION
4.3 unless such information (i) was already known to Citizens or an affiliate of Citizens, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to Citizens or an affiliate of Citizens from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of MBLA or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

            Section 4.4.  Certain Filings, Consents and Arrangements. Citizens
                          ------------------------------------------
shall as soon as practicable and in cooperation with MBLA (and in any event within 45 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of Governmental Entities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby. Citizens shall provide MBLA and its counsel with an opportunity to review all filings, applications and notices prior to their being submitted to any governmental authority and shall provide MBLA with copies of all filings, applications and notices submitted to any governmental authority.

            Section 4.5. Antitakeover Provisions. MBLA and its Subsidiaries
                         -----------------------
shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Citizens, Acquisition Sub, Citizens Bank, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in MBLA's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws.

            Section 4.6.  Additional Agreements. Subject to the terms and
                          ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger and the Bank Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section 4.7.  Publicity. MBLA and Citizens shall consult with each
                          ---------
other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

            Section 4.8.  Stockholders Meeting. MBLA shall take all action
                          --------------------
necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a meeting of its stockholders ("STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement, the Merger and the other transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's counsel, the Board of Directors of MBLA shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (b) use its best reasonable efforts to solicit such approvals. MBLA may employ professional proxy solicitors to assist in contacting stockholders in connection with soliciting favorable votes on the Merger.

            Section 4.9. Proxy Statement. As soon as practicable after the date
                         ---------------
hereof, MBLA shall prepare a Proxy Statement for the purpose of taking stockholder action on the Merger and this Agreement and shall file the Proxy Statement with the SEC, respond to comments of the staff of the SEC and, promptly after the Proxy Statement is cleared by the SEC, mail the Proxy Statement to the holders of record (as of the applicable record date) of shares of voting stock of MBLA. MBLA shall provide Citizens and its counsel with an opportunity to review the Proxy Statement prior to its being filed with the SEC and shall provide Citizens and its counsel with copies of the definitive Proxy Statement.

            Section 4.10 Notification of Certain Matters. MBLA shall give prompt
                         -------------------------------
notice to Citizens of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by MBLA or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of MBLA and its Subsidiaries taken as a whole to which MBLA or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to MBLA and its Subsidiaries taken as a whole. Each of MBLA and Citizens shall give prompt notice to the other party of any (i) notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement and (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Effective Time or to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects.

            Section 4.11  Employees, Directors and Officers.
                          ---------------------------------

            (a) All persons who are employees of Macon Building & Loan immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "CONTINUING EMPLOYEE") shall, at the Effective Time, become employees of Citizens Bank; PROVIDED, HOWEVER, that in no event shall any of MBLA's employees be officers of Citizens Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Citizens Bank. All of the Continuing Employees shall be employed at the will of Citizens Bank and no contractual right to employment shall inure to such employees because of this Agreement. Citizens will use its best efforts to retain all of the employees of Macon Building & Loan, subject to the qualifications of such employees and the needs of Citizens Bank.

            (b) Except as otherwise provided in paragraph (d) of this SECTION 4.11, appropriate steps shall be taken to terminate all MBLA Employee Plans as of the Effective Time or as promptly as practical thereafter. Immediately following the Effective Time, each Continuing Employee shall be eligible to participate in Citizens' benefit plans on the same basis as a new employee of Citizens or Citizens Bank (it being understood that inclusion of Continuing Employees in Citizens' benefit plans may occur at different times with respect to different plans). Service with MBLA or Macon Building & Loan shall be treated as service with Citizens Bank for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation with respect to any Citizens or Citizens Bank "welfare benefit plan", as defined in Section 3(1) of ERISA, but not with respect to any pension, profit sharing or any other employee benefit plan. Each Continuing Employee shall receive credit for service with MBLA or Macon Building & Loan for purposes of computing vacation pay benefits.

            (c) Citizens agrees to honor existing employment and salary continuation agreements, including the change in control provisions of such agreements, between MBLA and Macon Building & Loan and certain employees as set forth in MBLA's Disclosure Letter. Such payments may be made by MBLA immediately prior to the Effective Time if so agreed to by Citizens, or on such other schedule as may be mutually agreed upon by the individual employee and Citizens. Citizens also agrees to honor the Directors' Consultation and Retirement Plan of MBLA.

            (d) Prior to the Effective Time, MBLA shall terminate the MBLA Employee Stock Ownership Plan ("ESOP") by proper action of the Board of Directors of MBLA. As soon as administratively practicable after the Effective Time, the ESOP shall apply any cash received in the Merger with respect to unallocated shares of MBLA Common Stock to the repayment in full of the outstanding ESOP indebtedness. Any surplus cash remaining after repayment of such indebtedness shall be allocated as investment earnings of the ESOP to the stock accounts of ESOP participants (and, if required, to the accounts of former participants or their beneficiaries) in proportion to their stock account balances in a manner consistent with the terms of the ESOP plan document.

            (e) MBLA shall use its best efforts to obtain from each holder of an MBLA Option and to deliver to Citizens at or before the Closing ( as defined in SECTION 7.1) an agreement to the cancellation of such holder's MBLA Options in exchange for a cash payment as described in SECTION 1.5.

            Section 4.12  Indemnification.
                          ---------------

            (a) From and after the Effective Time through the sixth anniversary of the Effective Date, Citizens (and any successor) agrees to indemnify and hold harmless each present and former director and officer of MBLA and its Subsidiaries and each officer or employee of MBLA and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at MBLA's request or direction (each, an "INDEMNIFIED PARTY"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been permitted to be indemnified as a director, officer or employee of MBLA and its Subsidiaries and under the DGCL (as in effect on the Effective Date).

            (b) Any Indemnified Party wishing to claim indemnification under
SECTION 4.12(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Citizens thereof, but the failure to so notify shall not relieve Citizens of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Citizens. In the event of any such claim, action, suit, proceeding or investigation: (i) Citizens shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Citizens shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Citizens does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between Citizens and the Indemnified Party (and counsel for Citizens does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Citizens shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that Citizens shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Citizens shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) Citizens shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.12 to the fullest extent permitted under the DGCL (as in effect on the Effective Date). The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d) Citizens shall maintain MBLA's existing directors and officers' insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by MBLA's existing policy, including Citizens's existing policy if its meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Date.

            (e) In the event Citizens or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Citizens assume the obligations set forth in this SECTION 4.12.

            (f) The provisions of this SECTION 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

            Section 4.13  Year 2000. From the date hereof until the Effective
                          ---------
Time, with respect to all computer systems of MBLA and its Subsidiaries, MBLA hereby covenants and agrees (a) to use its best efforts to comply with all Federal Financial Institution Examination Council Year 2000 regulations and guidelines and (b) that MBLA and Macon Building & Loan will each take all actions necessary to receive a rating of "Satisfactory" or better on any Year 2000 compliance examination conducted by their respective examining agencies.


                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION
                           --------------------------

            Section 5.1. Conditions to Each Party's Obligations. The respective
                         --------------------------------------
obligations of each party to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

            (a) This Agreement shall have been approved by the requisite vote of MBLA's stockholders in accordance with applicable laws and regulations.

            (b) The Requisite Regulatory Approvals, the consent of the OTS and any other required waivers with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on MBLA and its Subsidiaries taken as a whole or (ii) on Citizens and its Subsidiaries taken as a whole. No such approval or consent shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Citizens or MBLA of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

            (c) No party hereto shall be subject to any order, decree, ruling or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Bank Merger or any transactions contemplated by this Agreement.

            (d) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement.

            Section 5.2. Conditions to the Obligations of Citizens and Citizens
                         ------------------------------------------------------
Bank. The obligations of Citizens and Citizens Bank to effect the Merger, the
----
Bank Merger and any other
transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Each of the obligations of MBLA and Macon Building & Loan, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of MBLA and Macon Building & Loan contained in this Agreement shall be true and correct, subject to SECTIONS 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Citizens shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of MBLA.

            (b) On the Closing Date, Dissenters' Shares shall not constitute more than 10% of the outstanding shares of MBLA Common Stock.

            (c) Citizens shall have received the opinion of counsel to MBLA and Macon Building & Loan with respect to those matters set forth on Exhibit B hereto in form and substance reasonably satisfactory to Citizens.

            (d) On the Closing Date, Macon Building & Loan's allowance for loan losses shall be not less than $700,000.

            (e) On the Closing Date, Citizens shall have received a statement from each of Muldoon, Murphy & Faucette LLP, and Manchester Partners, L.L.C. setting forth the total fees paid or payable with respect to all legal or financial advisory services, as the case may be, rendered in connection with this Agreement and the transactions contemplated hereby.

            Section 5.3.  Conditions to the Obligations of MBLA and Macon
                          -----------------------------------------------
Building & Loan. The obligations of MBLA and Macon Building & Loan to effect the
---------------
Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Each of the obligations of Citizens and Citizens Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Citizens and Citizens Bank contained in this Agreement shall be true and correct, subject to SECTIONS 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and MBLA shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Citizens.

            (b) Citizens shall have provided to the Exchange Agent sufficient cash to pay the aggregate Merger Consideration and MBLA shall have received a certificate from the Exchange Agent to such effect.

            (c) MBLA shall have received the opinion of counsel to Citizens and Citizens Bank with respect to those matters set forth on Exhibit C hereto in form and substance reasonably satisfactory to MBLA.


                                   ARTICLE VI
                                   TERMINATION
                                   -----------

            Section 6.1. Termination. This Agreement may be terminated, and the
                         -----------
Merger abandoned, at or prior to the Effective Date, either before or after any requisite stockholder approval:

            (a) by the mutual consent of Citizens and MBLA in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by Citizens or MBLA, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of MBLA to approve the Agreement at the Stockholder Meeting; PROVIDED, HOWEVER, that MBLA shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 4.8; or

            (c) by Citizens or MBLA, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by Citizens or MBLA, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by January 31, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by Citizens or MBLA (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to
SECTION 2.2(A), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

            (f) by MBLA, if the Board of Directors of MBLA reasonably determines that a proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of MBLA Common Stock then outstanding or all or substantially all of the assets of MBLA constitutes a Superior Proposal and that such proposal must be accepted in order to comply with the Board of Directors' fiduciary duties to Stockholders under applicable law; PROVIDED, HOWEVER, that prior to any such termination, MBLA shall use its reasonable efforts to negotiate in good faith with Citizens to make such adjustments in the terms and conditions of this Agreement a would enable MBLA to proceed with the transactions contemplated herein.

            Section 6.2.  Termination Fee.
                          ---------------

            (a) In the event that (a) MBLA terminates this Agreement pursuant to
SECTION 6.1(F) or (b) Citizens or MBLA terminates this Agreement pursuant to
SECTION 6.1(B) after it has been publicly announced prior to the Stockholders Meeting that a person (other than Citizens) has made or disclosed an intention to make a proposal to engage in a merger, consolidation, share exchange or other similar transaction with MBLA or Macon Building & Loan and within 12 months after the termination of this Agreement MBLA or Macon Building & Loan enters into an agreement with any person to effect a merger, consolidation, share exchange or other similar transaction, then MBLA shall, within 10 business days following written demand by Citizens, pay to Citizens an amount equal to $1,000,000.

            (b) In the event that the Merger is not consummated as a result of the failure to satisfy the conditions set forth in SECTION 5.1(B), then Citizens shall, within 10 business days following written demand by MBLA, pay to MBLA an amount equal to $187,500.

            Section 6.3.  Effect of Termination. In the event of termination of
                          ---------------------
this Agreement by either Citizens or MBLA prior to the consummation of the Merger as provided in SECTION 6.1, this Agreement shall forthwith become void and have no effect except (i) the obligations of the parties under SECTIONS 4.3 (with respect to confidentiality and the return of information), 6.2 and 8.6 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------

            Section 7.1.  Effective Date and Effective Time. The closing of the
                          ---------------------------------
transactions contemplated hereby ("CLOSING") shall take place at the offices of Stinson, Mag & Fizzell, P.C., 1201 Walnut Street, Suite 2800, Kansas City, Missouri, unless another place is agreed to by Citizens and MBLA, on a date designated by Citizens ("CLOSING DATE") that is no later than 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties. Prior to the Closing Date, Acquisition Sub and MBLA shall execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date as specified in the Certificate of Merger is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the Certificate of Merger.

            Section 7.2. Deliveries at the Closing. Subject to the provisions of
                         -------------------------
Articles V and VI, on the Closing Date there shall be delivered to Citizens and MBLA the documents and instruments required to be delivered under Article V.


                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS
                              ---------------------

            Section 8.1.  Certain Definitions; Interpretation.   As used in this
                          -----------------------------------
Agreement, the following terms shall have the meanings indicated:

            "material" means material to Citizens or MBLA (as the case may be) and its respective Subsidiaries, taken as a whole.

            "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

            When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.


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




            Section 8.2.  Survival. Only those agreements and covenants of the
                          --------
parties that are by their terms applicable in whole or in part after the Effective Time, including SECTIONS 4.3, 4.11 and 4.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section 8.3.  Waiver; Amendment. Prior to the Effective Time, any
                          -----------------
provision of this Agreement may be (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of MBLA or Citizens, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of MBLA Common Stock or contravene any provision of the DGCL or the federal banking laws, rules and regulations.

            Section 8.4.  Counterparts. This Agreement may be executed in
                          ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5.  Governing Law. This Agreement shall be governed by,
                          -------------
and interpreted in accordance with, the laws of the State of Missouri, without regard to conflicts of laws principles.

            Section 8.6.  Expenses. Each party hereto will bear all expenses
                          --------
incurred by it in connection with this Agreement and the transactions contemplated hereby.

            Section 8.7.  Notices. All notices, requests, acknowledgments and
                          -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to MBLA, to:

                        MBLA Financial Corporation
                        101 Vine Street
                        Macon, Missouri  63552
                        Facsimile:  (660) 385-2122
                        Attention:John T. Neer, President


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



            With copies to:

                        Paul M. Aguggia, Esq.
                        Muldoon, Murphy & Faucette LLP
                        5101 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Facsimile:  (202) 966-9409

            If to Citizens, to:

                        Citizens Bancshares Company
                        700 Jackson
                        Post Office Box 50
                        Chillicothe, Missouri  64601
                        Facsimile:  (660) 646-1041
                        Attention:Edward D. Douglas, Chairman

            With copies to:

                        Richard N. Nixon, Esq.
                        Stinson, Mag & Fizzell, P.C.
                        1201 Walnut Street, Suite 2800
                        Kansas City, Missouri  64106
                        Facsimile:  (816) 691-3495

            Section 8.8.  Entire Agreement; etc. This Agreement, together with
                          ---------------------
the Plan of Bank Merger and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTIONS 4.11 and 4.12, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 8.9.  Successors and Assigns; Assignment. This Agreement
                          ----------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 3rd day of May, 1999.

                                  CITIZENS BANCSHARES COMPANY


                                  By:  /s/ Edward D. Douglas
                                       -----------------------------------------
                                       Edward D. Douglas
                                       Chairman and Chief Executive Officer


                                  MBLA FINANCIAL CORPORATION


                                  By:  /s/ John T. Neer
                                       -----------------------------------------
                                       John T. Neer
                                       President and Chief Executive Officer





                                      44